EXHIBIT 10.18

ROSETTA GENOMICS LTD.

WAIVER

May 8, 2017

This Waiver is made by and among Rosetta Genomics Ltd, an Israeli corporation (the “Company”), and each Purchaser that is a party to (i) that certain Securities Purchase Agreement, dated November 23, 2016, by and between the Company and each such Purchaser (the “Purchase Agreement”) and (ii) that certain Registration Rights Agreement, dated November 23, 2016, by and between the Company and each such Purchaser (the “RRA”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement or the RRA, as applicable.

WHEREAS, Section 4.11 of the Purchase Agreement prohibits the Company from proposing the issuance of Common Stock or Common Stock Equivalents;

WHEREAS, the Company wishes to file a primary registration statement for $7,500,000 of units comprised of Common Stock and warrants with the Commission on Form F-1, which registration statement is to be filed on or before May 8, 2017 (“Registration Statement”);

WHEREAS, the undersigned is willing to waive the prohibition set forth in Section 4.11 with respect to the Registration Statement provided that the undersigned is granted an exchange right in any future offering of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

1.	In connection with the filing of the Registration Statement, pursuant to Section 5.5 of the Purchase Agreement, the undersigned hereby waives the prohibition on the Company filing the Registration Statement. This waiver relates solely to filing of the Registration Statement and the offering contemplated thereby and does not waive any restriction on other offering of securities by the Company.

2.	In consideration for this Waiver, from the date hereof until the date when the undersigned no longer holds any Debentures, if the Company effects a Subsequent Financing, the undersigned may elect, in its sole discretion, to exchange (in lieu of cash subscription payments) all or some of the Debenture then held by the undersigned for any securities or units issued in a Subsequent Financing (“Subsequent Securities”) on a $1.00 for $1.00 basis based on the outstanding principal amount of such Debenture (“MFN Right”); provided, however, that this right shall not apply with respect to an Exempt Issuance. The Company shall provide each Purchaser with notice of any such Subsequent Financing in the manner set forth in Section 4.10 of the Purchase Agreement. In the event the exchange would cause the undersigned’s beneficial ownership interest to exceed 4.9% of the issued and outstanding shares of Common Stock, then in lieu of an exchange, the terms of the Debenture, as a condition to such Subsequent Financing, shall be amended such that the terms are as favorable to the Purchaser as the terms of the Subsequent Financing. Additionally, in such Subsequent Financing if there are any contractual provisions or side letters that provide terms more favorable to the investors than the terms provided for hereunder, then the terms provided hereunder shall be amended such that the undersigned’s rights hereunder are as favorable to the undersigned as the terms of the Subsequent Financing.

3.	Notwithstanding anything herein to the contrary, in the event that the undersigned exercises its MFN Right with respect of a Subsequent Financing and, at the time of the Subsequent Financing, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock for the issuance in full of the Subsequent Securities (including upon conversion or exercise thereof), including the securities issuable as a result of the MFN Right (but excluding any shares underlying warrants or options which shall be restricted from exercise before any other Subsequent Securities ratably), then the undersigned agrees that, with respect to any Subsequent Securities (including shares issuable upon exercise or conversion thereof) issuable to the undersigned solely pursuant to its exercise of the MFN Right, the undersigned shall only be allocated a reserve amount of Common Stock equal to the number of shares of Common Stock then reserved pursuant to the Purchase Agreement for the Debentures surrendered pursuant to the MFN Right (provided that this provisions shall be in addition to, and shall not limit, any purchases of Subsequent Securities for cash and not pursuant to the MFN Right). As soon as practicable after the closing of the Subsequent Financing, but in no event later than ninety (90) days following the date hereof, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock (“Authorization Deadline”). After the Authorization Deadline, in the event that the Company is prohibited from issuing shares of Common Stock upon conversion or exercise of the Subsequent Securities due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), upon tender of a Notice of Conversion for such Authorization Failure Shares, in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash (as promptly as possible, and in any event within one Trading Day of the applicable Notice of Conversion) in exchange for the cancellation of such portion of the Subsequent Securities, otherwise convertible or exercisable into such Authorization Failure Shares at a price equal to the greater of (a) the principal amount (and interest as applicable) subject to such Notice of Conversion into such Authorization Failure Shares and (b) sum of the product of (x) such number of Authorization Failure Shares and (y) the highest VWAP of the Common Stock during the period commencing on 2nd Trading Day immediately prior to the date the undersigned delivers the applicable Notice of Exercise with respect to such Authorization Failure Shares to the Company and ending on the date of such payment under this Section 3.

4.	This Waiver may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. This Waiver shall only be effective upon receipt of waivers from the requisite number of Purchasers required pursuant to Section 5.5 of the Purchase Agreement. Except as expressly set forth above, all of the other terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Waiver and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the undersigned under the Transaction Documents.

[SIGNATURE PAGES TO FOLLOW]

The undersigned hereby executes this Waiver as of the date first set forth above.

COMPANY:

ROSETTA GENOMICS LTD.

/s/ Ron Kalfus

Kenneth A Berlin

Chief Executive Officer

Undersigned:

Name of Purchaser: Sabby Healthcare Master Fund, Ltd.

Name of Signatory: Sabby Volatility Warrant Master Fund, Ltd.

Title of Signatory: Robert Grundstein, COO of Investment Management

Signature of Signatory: /s/ Robert Grundstein

Signature page to Waiver